UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On March 12, 2021, AppLovin Corporation (the “Company”) entered into an Amended and Restated Share Purchase Agreement by and among the Company, Applovin Active Holdings, LLC, adjust GmbH (“Adjust”), the shareholders of Adjust and Spree Eternity GmbH, which was amended on March 30, 2021 (as amended, the “Purchase Agreement”). The Company previously reported the entry into the Purchase Agreement in Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-258500) filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2021. The Company is hereby reporting the closing of the transaction contemplated by the Purchase Agreement. The Company will amend this Current Report on Form 8-K within 71 days after April 26, 2021, the date by which this Form 8-K was required to be filed, to file with the SEC the financial statements of Adjust and related pro forma financial information as required by parts (a) and (b) of Item 9.01 of Form 8-K within the time period specified in Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 20, 2021, the Company completed its previously announced acquisition of Adjust pursuant to the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on April 20, 2021, the Company acquired all the outstanding shares of Adjust in exchange for (i) $598.0 million in cash, subject to certain purchase price adjustments; (ii) convertible securities that automatically convert into an aggregate number of shares of our Class A common stock determined by dividing $352.0 million by the volume-weighted average trading price per share of our Class A common stock over any 10 consecutive full trading day period (chosen by the stockholder representative under the Purchase Agreement) within 20 trading days commencing with and following April 15, 2021; and (iii) the assumption of up to $40.0 million in the aggregate of debt, accrued interest, and fees of Adjust, in each case upon the terms and subject to the conditions of the Purchase Agreement.

The issuance of the convertible securities did not involve any underwriters, any underwriting discounts or commissions, or any public offering. The Company believes the offer, sale, and issuance of the convertible securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act, because the issuance of securities to the recipients did not involve a public offering. The shares of our Class A common stock issuable upon conversion of the convertible securities will be issued in reliance on the exemption from registration in Section 3(a)(9) of the Securities Act because no commission or other remuneration is expected to be paid in connection with conversion of the convertible securities and the resulting issuance of shares of our Class A common stock. The recipients of the securities in the transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in the transaction. All recipients had adequate access, through their relationships with us or otherwise, to information about us. The issuance of these securities was made without any general solicitation or advertising.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 22, 2021 the Company issued a press release announcing the completion of the acquisition of Adjust. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release, dated April 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: April 23, 2021	/s/ Herald Chen
Herald Chen
Chief Financial Officer